CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 for Face Print Global Solutions, Inc., of our report dated September 11, 2003, relating to the March 31, 2003 financial statements of Face Print Global Solutions, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".





PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 16, 2004